EXHIBIT 99.1

This Statement on Form 3 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: OPPS TPIC Holdings, LLC

Date of Event Requiring Statement: November 22, 2021

Issuer Name and Ticker or Trading Symbol: TPIC

OPPS TPIC Holdings, LLC

By:	Oaktree Fund GP, LLC
Its:	General Partner
By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE POWER OPPORTUNITIES FUND V (DELAWARE) HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner
By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Henry Orren
Name: Henry Orren
Title: Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OCM HOLDINGS I, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name: Henry Orren
Title: Senior Vice President

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Senior Vice President Legal & Regulatory